UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2019

APPLIED GENETIC TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36370	59-3553710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14193 NW 119th Terrace

Suite 10

Alachua, Florida, 32165

(Address of principal executive offices) (Zip Code)

(386) 462-2204

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AGTC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2019, Applied Genetic Technologies Corporation (the “Company”) notified Dr. Feinsod that, in connection with Dr. Theresa Heah joining the Company as Chief Medical Officer (as disclosed in Item7.01 below), the Company does not intend to renew the term of his at-will employment letter as interim Chief Medical Officer. As a result, Dr. Feinsod will step down from his role as interim Chief Medical Officer effective on July 31, 2019 (the “Effective Date”) and will transition to a new role with responsibilities for developing and implementing clinical and regulatory strategy, due diligence and licensing, the terms of which are currently under negotiation.

Item 7.01.	Regulation FD Disclosure.

On June 25, 2019, the Company announced the appointment of Theresa Heah, MD, MBA as Chief Medical Officer, effective July 29, 2019, and the prior appointment of Brian Krex as General Counsel.

Dr. Heah brings more than ten years of senior executive pharmaceutical experience to her new role, with previous responsibilities ranging from drug development to successful product commercialization. Most recently, Dr. Heah was Vice-President of Clinical Research, Medical, and Professional Affairs at Aerie Pharmaceuticals and had responsibility as global head for clinical research, medical affairs and professional affairs, and advancing the company’s pipeline of product candidates to approval and launch. Dr. Heah has held several global R&D and medical affairs leadership positions within Allergan Inc., Sanofi-Fovea and Bayer Healthcare as Global Brand Management for EYLEA® and Commercial Strategy. She also has clinical experience as an ophthalmologist in the U.K. Dr. Heah earned her doctorate of medicine from Guy’s, Kings and St. Thomas’ School of Medicine, King’s College, University of London, and her executive master’s in business administration from the European School of Management & Technology (ESMT), Berlin. She is a member of the Royal College of Ophthalmologists, London and the Royal College of Surgeons, Edinburgh.

Prior to joining AGTC, Brian Krex was Vice President and Global Head of Commercial and Regulatory Law with Alexion Pharmaceuticals, and served as their Interim Chief Compliance Officer. For nearly a decade, Mr. Krex held a number of legal roles at Pfizer, including serving as Assistant General Counsel and Chief Counsel, North America for the company’s Global Innovative Pharmaceutical Business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED GENETIC TECHNOLOGIES CORPORATION

By:	/s/ William A. Sullivan
William A. Sullivan
Chief Financial Officer

Date: June 25, 2019

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